EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[239,224,000]
(Approximate Offered, Subject to change (6))
Lehman Mortgage Trust, Series 2006-8

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Call (yrs) (2)	Principal Payment to Call Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
2A1	$[239,224,000]	1ML + 0.43%	Senior, Pass Through	[3.09]	[12/06] - [01/15]	[6.00]%	30/360	12/25/2036	AAA
2A2 (4) (5)	$[239,224,000]	6.57% - 1ML	Senior, Interest-Only	N/A	N/A	[6.00]%	30/360	12/25/2036	AAA
AP (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[]%	30/360	12/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[]%	30/360	12/25/2036	AAA
SUBS (4)	$[15,269,690]	7.00%	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum with the 10% optional termination exercised. Assumes bonds pay on the 25th of every month beginning in December 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 2A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% optional termination on the collateral.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut-off Date:	November 1, 2006

Closing Date:	November 30, 2006

Settlement Date:	November 30, 2006

Distribution Dates:	25th of each month, commencing in December 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally [0.25]% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 2A1 and Class 2A2 Certificates, 24 days.

With respect to the Class 2A1 and Class 2A2 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 2A1 and Class 2A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 2A1 and Class 2A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or November 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 2A1 and Class 2A2 Certificates, 29 days of accrued interest.

With respect to the Class 2A1 and Class 2A2 Certificates, 5 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 2A1 and Class 2A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal [5.32]% per annum.

Registration:	Book-entry form through DTC.

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment Assumption:
100% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life and additionally approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The 2A1 and 2A2 certificates will be SMMEA eligible.

ERISA Eligibility:	The 2A1 and 2A2 certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 2A1 is a senior certificate. Class 2A1 will accrue interest at a per annum rate of one-month LIBOR + 0.43%, subject to a minimum rate of 0.43% and a maximum rate of 7.00%.

Class 2A2 is an interest-only certificate. It will accrue interest at a per annum rate of 6.57% - one-month LIBOR, subject to a minimum rate of 0.00%. Its class notional balance will equal the class principal amount of the Class 2A1 Certificates.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. Class AP will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.00% per annum.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.00]%*).

Priority of Payment		Order of Loss Allocation (Other than Excess Losses)
Class A Credit Support of [6.00]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	7.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 2A1 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:

*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 2A1 Discount Margin Table (To Optional Termination):

Assumes one-month LIBOR equals [5.32]%.
	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	43	43	43	43	43	43	43
WAL (yr)	6.21	4.18	3.67	3.09	2.44	2.01	1.48
First Prin Pay	Dec06	Dec06	Dec06	Dec06	Dec06	Dec06	Dec06
Last Prin Pay	Jul22	Nov17	Jul16	Jan15	Apr13	Feb12	Aug10

*Price does not include accrued interest

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	6.0% - 9.0%

Gross WAC	7.15%	(+/- 5 Bps)

Original WAM	360

Current WAM	359	(+/- 2 Months)

WA Orig. LTV %	78%	(+/- 5%)

WA Orig. FICO	714	(+/- 10)

California %	24%	(MAX 35%)

Max Avg. Loan Size	$290,000

Cash-Out Refinance %	35%	(+/- 5%)

Primary Residence %	88%	(MIN 75%)

Interest Only %	50%	(MAX 60%)

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
11

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[63,530,000]
(Approximate Offered, Subject to change (7))
Lehman Mortgage Trust, Series 2006-8

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Mat (yrs) (2)	Principal Payment to Mat Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1(5)	$[14,555,000]	6.00%	Senior, Non Accelerated	N/A	N/A	[5.60]%	30/360	12/25/2036	AAA
1A2(4)	$[63,530,000]	1ML+0.50%	Senior, Sequential	[1.42]	[12/06]-[12/09]	[5.60]%	30/360	12/25/2036	AAA
1A3(5) (6)	$[63,530,000]	5.50% - 1 ML	Senior, Interest-Only	N/A	N/A	[5.60]%	30/360	12/25/2036	AAA
1A4(5)	$[63,530,000]	6.00%	Senior, Sequential	N/A	N/A	[5.60]%	30/360	12/25/2036	AAA
1A5(5)	$[3,930,000]	6.00%	Senior, Sequential	N/A	N/A	[5.60]%	30/360	12/25/2036	AAA
AP(5)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[5.60]%	30/360	12/25/2036	AAA
AX(5)(6)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[5.60]%	30/360	12/25/2036	AAA
SUBS(5)	$[8,633,662]	6.00%	Subordinated	N/A	N/A	N/A	N/A	12/25/2036	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 6.

(2)	Prepayments were run at 100% PPC per annum to maturity. Assumes bonds pay on the 25th of every month beginning in December 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)
An interest rate cap (the “Interest Rate Cap”) will be purchased for the trust for the benefit of the Class 1A2 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. Proceeds derived from the Interest Rate Cap will be applied to cover basis risk shortfalls on the Class 1A2 Certificates but not to credit losses on the mortgage loans. The [152] month Interest Rate Cap will have a strike rate of [5.50%]. It will contribute cash in the event one-month LIBOR rises above the strike rate up to a maximum rate of [9.00]%.

(5)	Non-offered classes.

(6)	Notional certificate.

(7)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A2 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF NOVEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% optional termination on the collateral.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	November 1, 2006

Closing Date:	November 30, 2006

Settlement Date:	November 30, 2006

Distribution Dates:	25th of each month, commencing in December 2006; provided that the first Distribution Date will be December 26, 2006

Collection Period:	The calendar month preceding the related Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally [0.25]% per annum

Trustee:	[TBD]

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360

Delay Days:	With respect to all certificates other than the Class 1A2 and Class 1A3 Certificates, 24 days.

With respect to the Class 1A2 and Class 1A3 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 1A2 and Class 1A3 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A2 and Class 1A3 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or November 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 1A2 and Class 1A3 Certificates, 29 days of accrued interest.

With respect to the Class 1A2 and Class 1A3 Certificates, 5 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 1A2 and Class 1A3 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.32%.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment Assumption:
100% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life and additionally approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The Class 1A1, Class 1A2, Class 1A3, Class 1A4 and Class 1A5 Certificates will be SMMEA eligible.

ERISA Eligibility:
The Class 1A1, Class 1A2, Class 1A3, Class 1A4 and Class 1A5 Certificates will be ERISA eligible; provided that, prior to the termination of the Interest Rate Cap, the purchase and holding of the Class 1A2 Certificates are eligible for a statutory or investor-based class exemption.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:
Class 1A1 is a senior certificate. The Class 1A1 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A2 is a senior certificate. The Class 1A2 Certificates will accrue interest at a rate of One-Month LIBOR + 0.50%, subject to a minimum rate of 0.50% and a maximum rate of 6.00%. The Class 1A2 Certificates will also have the benefit of an interest rate cap as described below.

On each Distribution Date, interest rate cap payments received will be deposited into the Class 1A2 Reserve Fund. Amounts in the Class 1A2 Reserve Fund will be distributed in the following order of priority:

(1) to pay Basis Risk Shortfalls on the Class 1A2 Certificates for the current Distribution Date;
(2) to pay Basis Risk Shortfalls on the Class 1A2 Certificates remaining unpaid from prior Distribution Dates;
(3) the remainder will be retained in the Class 1A2 Reserve Fund.

Basis Risk Shortfalls represent the excess, if any, of (1) the amount of interest payable to the Class 1A2 Certificates (in accordance with their interest formula of LIBOR + 0.50%) without regard to the maximum rate of 6.00% over (2) the amount of interest payable to the Class 1A2 Certificates subject to a maximum rate of 6.00%.

A detailed description of the interest rate cap can be found on page 7.

Class 1A3 is an interest-only certificate. The Class 1A3 Certificates will accrue interest at a rate of 5.50% - One-Month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the principal balance of the Class 1A2 Certificates.

Class 1A4 is a senior certificate. The Class 1A4 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A5 is a senior certificate. The Class 1A5 Certificates will accrue interest at a rate of 6.00% per annum.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. The Class AP Certificates will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00%.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap:

An Interest Rate Cap will be purchased by the trust for the benefit of the Class 1A2 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [152] month Interest Rate Cap will have a strike rate of [5.50%] and a maximum rate of [9.00]%. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A2 Certificates utilizing 75% of the Pricing Prepayment Assumption. It will contribute cash in the event one-month LIBOR rises above the strike rate up to its maximum rate. The Notional Balance of the Interest Rate Cap will be equal to the schedule on the following page (subject to variance in final size and composition of the collateral).

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, the lesser of one-month LIBOR for such Distribution Date and its maximum rate, over the strike rate, and (c) the notional balance set forth below. Payments received under the Interest Rate Cap will only be available to benefit the Class 1A2 Certificates.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap (Cont.):

Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap
1	63,530,000.00	52	7,008,956.27	103	1,416,266.90
2	62,797,797.00	53	6,494,386.19	104	1,415,266.90
3	61,934,269.32	54	6,000,103.81	105	1,414,266.90
4	60,941,919.80	55	5,525,756.54	106	1,413,266.90
5	59,828,829.30	56	5,070,997.88	107	1,412,266.90
6	58,597,987.87	57	4,635,487.34	108	1,411,266.90
7	57,252,718.99	58	4,218,890.35	109	1,410,266.90
8	55,796,670.99	59	3,820,878.13	110	1,409,266.90
9	54,233,806.89	60	3,441,127.59	111	1,408,266.90
10	52,568,392.75	61	3,079,321.27	112	1,407,266.90
11	50,877,037.07	62	2,854,850.51	113	1,406,266.90
12	49,161,348.12	63	2,647,429.18	114	1,405,266.90
13	47,460,663.35	64	2,456,751.56	115	1,404,266.90
14	45,800,858.60	65	2,282,517.31	116	1,403,266.90
15	44,181,224.78	66	2,124,431.37	117	1,402,266.90
16	42,601,065.03	67	1,982,203.88	118	1,401,266.90
17	41,059,694.57	68	1,855,550.09	119	1,400,266.90
18	39,556,440.44	69	1,744,190.26	120	1,399,266.90
19	38,090,641.36	70	1,647,849.61	121	1,398,266.90
20	36,661,647.44	71	1,566,258.18	122	1,397,266.90
21	35,268,820.08	72	1,499,150.77	123	1,396,266.90
22	33,911,531.69	73	1,446,266.90	124	1,395,266.90
23	32,589,165.57	74	1,445,266.90	125	1,394,266.90
24	31,301,115.66	75	1,444,266.90	126	1,393,266.90
25	30,046,786.41	76	1,443,266.90	127	1,392,266.90
26	28,825,592.58	77	1,442,266.90	128	1,391,266.90
27	27,636,959.03	78	1,441,266.90	129	1,390,266.90
28	26,480,320.60	79	1,440,266.90	130	1,389,266.90
29	25,355,121.90	80	1,439,266.90	131	1,388,266.90
30	24,260,817.15	81	1,438,266.90	132	1,387,266.90
31	23,196,870.03	82	1,437,266.90	133	1,386,266.90
32	22,162,753.49	83	1,436,266.90	134	1,385,266.90
33	21,157,949.62	84	1,435,266.90	135	1,384,266.90
34	20,181,949.45	85	1,434,266.90	136	1,383,266.90
35	19,234,252.86	86	1,433,266.90	137	1,350,501.66
36	18,314,368.35	87	1,432,266.90	138	1,248,612.54
37	17,421,812.96	88	1,431,266.90	139	1,148,602.44
38	16,556,112.08	89	1,430,266.90	140	1,050,437.60
39	15,716,799.32	90	1,429,266.90	141	954,084.86
40	14,903,416.36	91	1,428,266.90	142	859,511.65
41	14,115,512.85	92	1,427,266.90	143	766,685.98
42	13,352,646.20	93	1,426,266.90	144	675,576.41
43	12,614,381.50	94	1,425,266.90	145	586,152.07
44	11,900,291.39	95	1,424,266.90	146	498,382.63
45	11,209,955.90	96	1,423,266.90	147	412,238.31
46	10,542,962.34	97	1,422,266.90	148	327,689.82
47	9,898,905.16	98	1,421,266.90	149	244,708.44
48	9,277,385.85	99	1,420,266.90	150	163,265.92
49	8,678,012.81	100	1,419,266.90	151	83,334.53
50	8,100,401.21	101	1,418,266.90	152	4,887.02
51	7,544,172.90	102	1,417,266.90	153 and thereafter	0

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [5.60]%*).

Priority of Payment		Order of Loss Allocation
Class A Credit Support of [5.60]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal balance of each mortgage loan.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Scheduled Principal Amount:	On any Distribution Date, the amount described in clause (1) of Senior Principal Distribution Amount.

Unscheduled Principal Amount:	On any Distribution Date, the amount described in clause (2) of Senior Principal Distribution Amount.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Group Percentage:
On any Distribution Date, the percentage obtained by dividing (x) the Class Principal Amount of the Class 1A1 Certificates immediately prior to such date, by (y) the aggregate class principal amount of the Class 1A1, Class 1A2, Class 1A4 and Class 1A5 Certificates.

Priority Amount:
On any Distribution Date, the lesser of (i) the sum of (x) the product of the Group Percentage for such date, the Shift Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the Group Percentage for such date, the Shift Percentage for such date and the Unscheduled Principal Amount for such date, and (ii) the class principal amount of Class 1A1 Certificate immediately prior to such date.

Shift Percentage:
Distribution Dates (months)	Shift Percentage
1 - 60	0%
61 - 72	30%
73 - 84	40%
85 - 96	60%
97 - 108	80%
109+	100%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

1)	To the Class 1A1 Certificates, the Priority Amount until reduced to zero.
2)	To the Class 1A2, Class 1A4 and Class 1A5 Certificates in the following order:
a.	The lesser of (x) the amount remaining after distributions pursuant to clause I(1) above and (y) approximately $1,000, to the Class 1A2 Certificates until reduced to zero.
b.	The lesser of (x) the amount remaining after distributions pursuant to clause I(2)(a) above and (y) approximately $635,000 to the Class 1A4 Certificates until reduced to zero.
c.	To the Class 1A2 Certificates until reduced to zero.
d.	To the Class 1A4 Certificates until reduced to zero.
e.	To the Class 1A5 Certificates until reduced to zero.
3)	To the Class 1A1 Certificates until reduced to zero

II. Pay Subordinate Principal Distribution Amount as follows*:

*Subject to credit support tests

•	To the Subordinate Certificates until reduced to zero.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A2 Discount Margin Table (To Maturity):
Assumes one-month LIBOR equals 5.32%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	50	50	50	50	50	50	50
WAL (yr)	6.46	2.34	1.78	1.42	1.07	0.87	0.64
First Prin Pay	Dec06	Dec06	Dec06	Dec06	Dec06	Dec06	Dec06
Last Prin Pay	Feb27	Jul19	Jan11	Dec09	Jan09	Aug08	Jan08

*does not include accrued interest

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	5.75% - 9.00%

Gross WAC	6.77%	(+/- 5 Bps)

Original WAM	360

Current WAM	358	(+/- 2 Months)

WA Orig. LTV %	76%	(+/- 5%)

WA Orig. FICO	720	(+/- 10)

California %	29%	(MAX 40%)

Avg. Loan Size	$295,000	(+/- $15,000)

Cash-Out Refinance %	34%	(+/- 5%)

Primary Residence %	90%	(MIN 75%)

Interest Only %	49%	(MAX 60%)

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.